Exhibit 99.1
For Immediate Release
Ashley Hayslip Joins First Interstate as Chief Banking Officer
Billings, Mont.—October 3, 2022—First Interstate BancSystem, Inc. (NASDAQ: FIBK) is pleased to announce that Ashley Hayslip has accepted her appointment, effective November 28, 2022, as Executive Vice President, Chief Banking Officer of First Interstate Bank. In her new role, Ms. Hayslip will lead First Interstate Bank’s retail and commercial teams as well as oversee First Interstate Wealth Management and First Interstate Investment Services.
“Ashley has a strong understanding of and passion for First Interstate’s community banking model,” explained FIBK President and CEO Kevin Riley. “I am confident her breadth of banking experience will guide and support our client-facing teams in developing the strong and fruitful relationships for which First Interstate is known.”
Prior to joining First Interstate, Ms. Hayslip worked at Umpqua Bank in a variety of leadership roles, most recently as Executive Vice President, Community & Business Banking. She played a critical role in transitioning Umpqua from acquisition mode to organic growth mode, establishing and implementing strategic initiatives in the middle-market and community banking sectors. In addition to her time at Umpqua, Ms. Hayslip also served in leadership positions at Bank of the West and Zions Bancorp, leading enterprise-wide initiatives with a focus on growth strategy.
Ms. Hayslip graduated with honors from University of California, Davis with a B.A. in Economics and Communication. She will start in her new position with the Bank in late November, replacing current CBO Russell A. Lee, who has informed the Company that he intends to retire at the end of the year after transitioning the role to Ms. Hayslip.
Forward-Looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties, including statements regarding the intended transition of the Chief Banking Officer role and the expected timing thereof. Any statements about our plans, objectives, expectations, strategies, beliefs, or future performance or events constitute forward-looking statements. Such statements are identified by words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trends,” “objectives,” “continues” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates and other important factors that could cause actual results to differ materially from any results, performance or events expressed or implied by such forward-looking statements. Factors that could cause actual results to differ from expectations are included under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and in other periodic and other reports subsequently filed by the Company with the SEC.
About Us
First Interstate BancSystem, Inc. is a financial services holding company headquartered in Billings, Montana. It is the parent company of First Interstate Bank, a community bank with $32 billion in assets as of June 30, 2022. First Interstate proudly delivers financial solutions across Arizona, Colorado, Idaho, Iowa, Kansas, Minnesota, Missouri, Montana, Nebraska, North Dakota, Oregon, South Dakota, Washington, and Wyoming. A recognized leader in community banking services, First Interstate is driven by strong values as well as a commitment to delivering a rewarding experience to its employees, strong returns to shareholders, exceptional products and services to its clients, and resources to the communities it serves. More information is available at www.FIBK.com.

Contact:	Brittany Cremer	NASDAQ: FIBK
	PR/Communications Manager First Interstate BancSystem, Inc. (406) 255-5310 brittany.cremer@fib.com	www.FIBK.com
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